Exhibit 10.1

EXECUTION

AMENDMENT NO.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 7, 2017 (this “Amendment No. 2”), is entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent (in such capacity, together with its successors and assigns, “Administrative Agent”) pursuant to the Credit Agreement (as defined below) for the Lenders (as defined below), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) party hereto (who constitute Required Lenders), DESTINATION MATERNITY CORPORATION, a Delaware corporation (“Lead Borrower”), CAVE SPRINGS, INC., a Delaware corporation (“Cave”, and together with Lead Borrower, each a “Borrower” and collectively, “Borrowers”), MOTHERS WORK CANADA, INC., a Delaware corporation (“Mothers Work”), DM URBAN RENEWAL, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mothers Work, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated March 25, 2016, by and among Administrative Agent, Borrowers, the Lenders parties thereto and the Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Lead Borrower has requested that Administrative Agent and Lender modify certain provisions of the Credit Agreement and Administrative Agent and Required Lenders are willing to agree to such modifications on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 2, Administrative Agent, Required Lenders, and Borrowers desire and intend to make certain amendments to the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Upon the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(i) Additional Definitions. The following definitions are hereby added to the Credit Agreement:

(A) “Amendment No. 2” means Amendment No. 2 to Amended and Restated Credit Agreement, dated April 7, 2017, by and among the Administrative Agent, Borrowers, Required Lenders, and Guarantors.

(B) “Amendment No. 2 Effective Date” means the date that all of the conditions set forth in Section 4 below are satisfied.

(C) “Combined Loan Caps” means, on any date of determination, the sum of (a) the Loan Cap, and (b) the lesser of the (i) the outstanding aggregate principal amount of the Term Loans, and (ii) Term Loan Borrowing Base.

(D) “Incremental Equipment Reserve” means a Reserve established on the Amendment No.2 Effective Date, initially in the amount of $5,000,000 (reducing dollar for dollar for prepayments of the Term Loan in accordance with clause (x) of the definition of “Permitted Indebtedness” but not less than $0), which Reserve may only be released or reduced by the Agent, upon the receipt of notice from the Term Loan Agent with the prior written consent of the Required Lenders (as such term is defined in the Term Loan Credit Agreement).

(E) “Permitted FFE Financing” means Indebtedness secured by Liens on the Permitted Financed FFE, and which is otherwise on terms and conditions reasonably satisfactory to Administrative Agent.

(F) “Permitted Financed FFE” means the furniture, fixtures and Equipment listed on Schedule 1.01(c).

(G) “Permitted FFE Financing Proceeds” has the meaning set forth in clause (x) of the “Permitted Indebtedness” definition.

(ii) Amendments to Definitions:

(A) The definition of “Availability Reserves” as set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “(xvi) the Term Loan Reserve, and (xvii) the EBITDA Reserve.” with a the following: “(xvi) the Term Loan Reserve, (xvii) the EBITDA Reserve and (xviii) Incremental Equipment Reserve”.

(B) Clause (f) of the definition of “Borrowing Base” as set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause and replacing it with the following:

“(f) the sum of (i) the then amount of the Term Loan Reserve, (ii) the then amount of all Availability Reserves (other than the Term Loan Reserve, EBITDA Reserve, and Incremental Equipment Reserve), (iii) the EBITDA Reserve and (iv) the Incremental Equipment Reserve.”

(C) The definition of “Permitted Encumbrances” as set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following clause (ff):

“(ff) Liens on Permitted Financed FFE in connection with any Permitted FFE Financing permitted under clause (x) of the definition of “Permitted Indebtedness; provided, that (i) the Indebtedness secured thereby does not exceed the fair market value (in place) of the Permitted Financed FFE, and (ii) such Liens shall not extend to any property or assets of the Loan Parties other than the Permitted Financed FFE and proceeds thereof””.

(D) The definition of “Permitted Indebtedness” as set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following clause (x):

“(x) Permitted FFE Financing, provided, however, that in connection with any Permitted FFE Financing (or all such financings in the aggregate), Borrowers shall prepay the Term Loans in an aggregate amount that is the lesser of (i) $5,000,000 and (ii) the net proceeds to the Borrower of the Permitted FFE Financing after paying all amounts due under the Wells Equipment Financing Documents in order to terminate the financing thereunder and secure the release of the equipment financed thereunder, and deducting the fees, costs and expenses of the Permitted FFE Financings (the “Permitted FFE Financing Proceeds”).

(E) The definition of “Reserves” as set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Reserves” means all Inventory Reserves, Availability Reserves, Receivables Reserves, the Term Loan Reserve, the EBITDA Reserve, and the Incremental Equipment Loan Reserve.”

(iii) Financial Covenants. Section 7.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.15 Financial Covenant. Permit Excess Availability at any time to be less than the greater of (a) ten percent (10%) of the Combined Loan Caps (calculated without giving effect to the Term Loan Reserve) and (b) $10,000,000.”

(iv) Permitted Financed FFE Schedule. The Credit Agreement is hereby amended by adding a new Schedule 1.01(c) in the form of Exhibit A hereto.

3. Representations and Warranties. Borrowers each represent and warrant with and to the Administrative Agent and each Lender on the Consent Effective Date as follows:

(a) no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 2;

(b) this Amendment No. 2 and the amendment of even date herewith to the Intercreditor Agreement have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and the other Loan Parties and, if necessary, its equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and the other Loan Parties contained herein and therein constitute legal, valid and binding obligations of Borrowers and the other Loan Parties, enforceable against Borrowers and the other Loan Parties in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c) the execution, delivery and performance of this Amendment No. 2 and the amendment of even date herewith to the Intercreditor Agreement (i) are within each Borrower’s and Guarantor’s corporate or limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Term Loan Documents) to which any Borrower or other Loan Party is a party or by which any Borrower or other Loan Party or its property are bound; and

(d) all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

4. Amendment No. 2 Effective Date. This Amendment No. 2 shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Administrative Agent in its sole discretion:

(a) this Amendment No. 2 shall have been duly executed by each party hereto;

(b) the Administrative Agent shall have received a copy of Amendment No. 2 to Term Loan Credit Agreement, duly executed by the Term Loan Agent, the requisite lenders parties thereto, Borrowers and Guarantors; and

(c) the Administrative Agent shall have received a copy of the Second Amendment to the Term Loan Intercreditor Agreement, duly executed by Administrative Agent, Term Loan Agent, Borrowers and Guarantors.

5. Release of Permitted Financed FFE. In connection with any Permitted FFE Financing which is subject to a lien on furniture, fixtures or equipment in favor of the Lenders (as identified on Schedule 1.01(c)) or with respect to any other furniture, fixtures or equipment (as identified on Schedule 1.01(c)), upon the receipt by the Term Loan Agent of the Permitted FFE Financing Proceeds in connection with such financing for payment of the Term Loans pursuant to the Term Loan Credit Agreement, the Administrative Agent hereby agrees to terminate all security interests in the Permitted Financed FFE and agrees to file the required UCC-3 statement and other termination filings and releases and to take all reasonable additional steps as may be necessary to release the Administrative Agent’s security interests and liens in the Permitted Financed FFE.

6. Effect of this Amendment No. 2. Except as expressly set forth herein, no other consents, amendments, changes or modifications to the Loan Documents are intended or implied hereby, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and the other Loan Parties shall not be entitled to any other or further consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control. The Credit Agreement and this Amendment No. 2 shall be read and construed as one agreement.

7. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

8. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Further Assurances. Borrowers and other Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 2.

10. Entire Agreement. This Amendment No. 2 and the other Loan Documents represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

11. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

12. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT AND LENDERS:		BORROWERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,		DESTINATION MATERNITY CORPORATION
as Administrative Agent, Issuing Bank,		By:	/s/ Anthony M. Romano
as a Lender and Swing Line Lender		Name:	Anthony M. Romano
		Title:	Chief Executive Officer and President
By:	/s/ Michele L. Riccobono
Name:	Michele L. Riccobono
Its Authorized Signatory		CAVE SPRINGS, INC.

		By:	/s/ Ronald J. Masciantonio
		Name:	Ronald J. Masciantonio
		Title:	Assistant Secretary

GUARANTORS:

MOTHERS WORK CANADA, INC.

		By:	/s/ Anthony M. Romano
		Name:	Anthony M. Romano
		Title:	Chief Executive Officer and President

DM URBAN RENEWAL, LLC

		By:	/s/ Anthony M. Romano
		Name:	Anthony M. Romano
		Title:	Chief Executive Officer